SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                January 15, 1998
                                ----------------
                                (Date of Report)


                                 ENTROPIN, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)


         Colorado                   33-23693                     84-1090424
----------------------------      ------------               -------------------
(State or other jurisdiction      (Commission                   (IRS Employer
     of incorporation)            File Number)               Identification No.)


                       45926 Oasis Street, Indio, CA 92201
           -----------------------------------------------------------
           (Address of principal executive offices including zip code)


                                 (760) 775-8333
               ---------------------------------------------------
               (Registrant's telephone number including area code)


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
----------------------------------------------

         On January 15, 1998, Entropin, Inc. (the "Company") and Entropin, Inc., a California corporation, ("Old Entropin") consummated an Agreement and Plan of Merger (the 'Merger") pursuant to which the Company acquired all of the issued and outstanding shares of stock of Old Entropin. In connection with the Merger, the Company changed its name from Vanden Capital group, Inc. to Entropin, Inc. and succeeded to the business activity of Old Entropin, which ceased to exist.

         The Company timely filed a current report on Form 8-K, dated January 15, 1998, with the Securities and Exchange Commission reporting the above transaction under Item 2.

         The Company further agreed in Item 7 of such Report that it would file financial statements of the acquired corporation within the time period and as specified by rules relating to filing reports on Current Report on Form 8-K by amendment. Such financial information is included under Item 7 of this Report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
---------------------------------------------------------------------------

         (a) The following financial statements of the business acquired are filed as a part of this Form 8-K and immediately following the signature page:

                                                                                                  Page
                                                                                                  ----
         Report of Independent Certified Pubic Accountants.....................................   F-1
         Balance Sheet - December 31, 1996 and 1997............................................   F-2
         Statement of Operations - For the years ended December 31, 1996 and 1997 and for the period from August 27, 1984
           (Inception) to December 31, 1997....................................................   F-3
         Statement of Changes in Stockholders' Equity (Deficit) -
           For the period from August 27, 1984 (inception) to
           December 31, 1997...................................................................   F-4
         Statement of Cash Flows - For the years ended December 31, 1996 and 1997 and for the period from August 27, 1984
           (inception) to December 31, 1997.....................................................  F-5
         Statement of Cash Flows - For the years ended December 31, 1996 and 1997 and for the period from August 27, 1984
           (inception) to December 31, 1997.....................................................  F-6
         Notes to Financial Statements - December 31, 1996 and 1997.............................  F-7


         (b) The following pro forma financial information is filed as a part of this Form 8-K and immediately follow the financial ing the signature page:

          Unaudited Pro Forma Information.......................................................  F-16
          Unaudited Pro Forma Combined Balance Sheet - December 31, 1997........................  F-17
          Unaudited Pro Forma Combined Statement of Stockholders'
            Equity - December 31, 1997..........................................................  F-18
          Notes to Unaudited Pro Forma Combined Financial Statements............................  F-19


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 27, 1998                 ENTROPIN, INC.


                                      By  /s/ Higgins D. Bailey
                                        ----------------------------------------
                                         Higgins D. Bailey
                                         Chairman of the Board of Directors

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders
Entropin, Inc.


We have audited the accompanying balance sheet of Entropin, Inc. (a development stage company) as of December 31, 1996 and 1997, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended and for the period from August 27, 1984 (inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Entropin, Inc. as of December 31, 1996 and 1997 and the results of its operations and its cash flows for the years then ended and for the period from August 27, 1984 (inception) through December 31, 1997, in conformity with generally accepted accounting principles.

Denver,  Colorado
February 22, 1998, except
for Note 9, as to which the
date is March 19, 1998                    Causey Demgen & Moore Inc.

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEET

                           December 31, 1996 and 1997

                                     ASSETS
                                     ------

                                                                  1996          1997
                                                                  ----          ----
Current assets:
   Cash                                                       $    1,677    $      291
   Accounts receivable - stockholder (Note 2)                      5,000         5,000
                                                              ----------    ----------
     Total current assets                                          6,677         5,291

Deferred stock offering costs (Notes 4 and 8)                          -        10,746

Patent costs, less accumulated amortization of
   $22,300 (1996) and $40,300 (1997)                             218,326       266,456
                                                              ----------    ----------

                                                              $  225,003    $  282,493
                                                              ==========    ==========

                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                    ----------------------------------------------

Current liabilities:
   Accounts payable                                           $  148,557    $  329,813
   Advances - stockholders (Note 2)                               21,036        98,873
                                                              ----------    ----------
     Total current liabilities                                   169,593       428,686

Long-term debt:
   Stockholders (Note 2)                                       1,601,697     1,710,487
   Deferred royalty agreement (Note 6)                           111,440       155,495
   Compensation agreement (Note 6)                             1,430,000     1,500,000
                                                              ----------    ----------
     Total long-term debt                                      3,143,137     3,365,982

Commitments and contingencies (Notes 6 and 8)

Series  A  redeemable  preferred  stock,
   $.001  par  value,   3,210,487  shares
   authorized, no shares issued
   and outstanding (Notes 3 and 8)                                     -             -

Stockholders' equity (deficit) (Notes 4 and 8):
   Preferred stock, $.001 par value; 10,000,000 shares
     authorized, Series A reported above (Note 3)                      -             -
   Common stock, $.001 par value; 50,000,000 shares
     authorized, 5,220,000 shares issued and outstanding           5,220         5,220
   Additional paid-in capital                                    369,780     1,043,780
   Deficit accumulated during the development stage           (3,462,727)   (4,561,175)
                                                              -----------   -----------
     Total stockholders' equity (deficit)                     (3,087,727)   (3,512,175)
                                                              -----------   -----------

                                                              $  225,003    $  282,493
                                                              ==========    ==========

                                  See accompanying notes.

                                       ENTROPIN, INC.
                               (A DEVELOPMENT STAGE COMPANY)

                                  STATEMENT OF OPERATIONS

                 For the Years Ended December 31, 1996 and 1997 and for the
                Period from August 27, 1984 (inception) to December 31, 1997


                                                                               Cumulative
                                                                              amounts from
                                                 1996           1997            inception
                                                 ----           ----          -------------
Costs and expenses:
   Research and development (Note 4)          $ 167,818     $   683,209       $ 3,752,854
   General and administrative (Note 4)          101,894         269,853           511,255
   Depreciation and amortization                 10,550          18,000            57,368
   Interest (Note 2)                             94,876         127,386           239,698
                                              ---------     -----------       -----------

Net loss                                      $(375,138)    $(1,098,448)      $(4,561,175)
                                              ==========    ============      ===========

Basic loss per common share (Note 5)          $    (.07)    $      (.21)      $      (.87)
                                              =========     ===========       ===========

                                  See accompanying notes.


                                              ENTROPIN, INC.
                                      (A DEVELOPMENT STAGE COMPANY)

                          STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT

                   For the Period from August 27, 1984 (inception) to December 31, 1997

                                                                                                                Deficit
                                                                                                              accumulated
                                                              Common Stock        Additional                   during the
                                                         ---------------------     paid-in       Stock        development
                                                         Shares         Amount     capital    subscriptions      stage
                                                         ------         ------   -----------  -------------   -----------
Balance at August 27, 1984 (inception)                         -      $    -    $        -    $      -       $         -

   Sale of common stock for cash
     in 1984 ($.005 per share)                           991,800         992         4,008           -                 -

   Issuance of common stock in exchange for
      services in 1991 ($.005 per share)               3,967,198       3,967        16,033           -                 -

   Cash contribution from shareholder in 1991                  -           -        50,000           -                 -

   Net loss for the period from inception through
     December 31, 1994                                         -           -             -           -        (2,824,221)
                                                       ---------      -------   ----------    --------       -----------

Balance, December 31, 1994                             4,958,998       4,959        70,041           -        (2,824,221)

   Cash received for common  stock subscription                -           -             -     150,000                 -

   Net loss for the year                                       -           -             -           -          (263,368)
                                                       ---------      -------   ----------    --------        ----------

Balance, December 31, 1995                             4,958,998       4,959        70,041     150,000        (3,087,589)

   Sale of common stock for cash ($1.15 per share)       261,002         261       299,739    (150,000)                -

   Net loss for the year                                       -           -             -           -          (375,138)
                                                       ---------      -------   ----------    --------       -----------

Balance, December 31, 1996                             5,220,000       5,220       369,780           -        (3,462,727)

   Capital contributions (Note 4)                              -           -       674,000           -                 -

   Net loss for the year                                       -           -             -           -        (1,098,448)
                                                       ---------      -------   ----------    --------        -----------

Balance, December 31, 1997                             5,220,000      $5,220    $1,043,780    $     -        $(4,561,175)
                                                       =========      ======    ==========    ========       ============

                                                      See accompanying notes.


                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

           For the Years Ended December 31, 1996 and 1997 and for the
          Period from August 27, 1984 (inception) to December 31, 1997


                                                                       Cumulative
                                                                         amounts
                                                                          from
                                                1996         1997      inception
                                                ----         ----      -----------
Cash flows from operating activities:
   Net loss                                  $(375,138)  $(1,098,448)  $(4,561,175)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
       Depreciation and amortization            10,550        18,000        57,368
       IBC partner royalty agreement                 -        44,055       155,495
       Services contributed in exchange
         for stock                                   -       674,000       694,000
       Services contributed in exchange for
         compensation agreements               110,000        70,000     2,231,678
       Increase in accounts receivable -
         shareholder                                 -             -        (5,000)
       Increase in accounts payable             33,418       181,256       329,813
       Increase in accrued interest             60,341       108,790       169,139
       Other                                         -             -           139
                                             ---------   -----------   -----------
       Total adjustments                       214,309     1,096,101     3,632,624
                                             ---------   -----------   -----------

       Net cash used in operations            (160,829)       (2,347)     (928,551)

Cash flows from investing activities:
   Purchase of equipment                             -             -       (17,207)
   Patent costs                                (54,564)      (66,130)     (306,756)
                                             ----------  ------------  ------------

       Net cash used in investing activities   (54,564)      (66,130)     (323,963)

Cash flows from financing activities:
   Deferred stock offering costs                     -       (10,746)      (10,746)
   Proceeds from sale of common stock          150,000             -       355,000
   Proceeds from stockholder loans              19,972             -       809,678
   Proceeds from stockholder advances           21,035        77,837        98,873
                                             ---------   -----------   -----------

       Net cash provided by financing
          activities                           191,007        67,091     1,252,805
                                             ---------   -----------   -----------

Net increase (decrease) in cash                (24,386)       (1,386)          291

Cash at beginning of period                     26,063         1,677             -
                                             ---------   -----------   -----------

Cash at end of period                        $   1,677   $       291   $       291
                                             =========   ===========   ===========

                          (Continued on following page)
                             See accompanying notes.

                                 ENTROPIN, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

           For the years ended December 31, 1996 and 1997 and for the Period from August 27, 1984 (inception) to December 31, 1997




                         (Continued from preceding page)

Supplemental disclosure of cash flow information:

                                                                               Cumulative
                                                                                amounts
                                                                                 from
                                                 1996          1997            inception
                                                 ----          ----            ---------
Cash paid during period for interest            $6,372        $15,598           $59,855


Supplemental disclosure of non-cash financing activities:

During 1996, the Company entered into a compensation agreement with the spouse of a shareholder for $731,678 in exchange for services performed for the Company in prior years (see Note 2).

Pursuant to an agreement with an IBC limited partner, the Company has accrued a liability totaling $155,495 at December 31, 1997 for advance royalties due to the individual (see Note 6).

In November of 1997, the Company reached an agreement with an individual to enter into a compensation agreement in exchange for services the individual has provided the Company since inception (see Note 6). The Company has reflected a liability of $1,430,000 and $1,500,000 in 1996 and 1997, respectively, related to this agreement.



                            See accompanying notes.

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997

1.   Organization and summary of significant accounting policies
     -----------------------------------------------------------

     Organization:

     Entropin, Inc. was incorporated in California in August 1984, as a pharmaceutical research company developing Esterom(R), a topically applied compound for the treatment of impaired range of motion associated with acute lower back sprain and acute painful shoulder. The Company is considered to be a development stage enterprise as more fully defined in Statement No. 7 of the Financial Accounting Standards Board. Activities from inception include research and development activities, seeking the U.S. Food and Drug Administration (FDA) approval for Esterom(R), as well as fund raising.

     Basis of presentation and managements' plans:

     The Company's financial statements have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has been primarily involved in research and development activities. This has resulted in significant losses and a stockholders' deficit at December 31, 1997 of $4,561,175. The Company's continued existence is dependent on its ability to obtain the additional funding necessary to complete the FDA approval process for Esterom(R) and market the product.

     As described in Note 8, the Company has successfully completed a private placement and a recapitalization of the Company which will provide additional liquidity for the Company for current operations. However, the Company estimates it will require additional funding of up to $8,000,000 over the next three years to successfully complete the FDA approval process. The financial statements do not include any adjustment relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or other adjustments that might be necessary should the Company be unable to continue as a going concern in its present form.

     Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Income Taxes:

     The Company has elected under the Internal Revenue Code to be an 'S' corporation. In lieu of corporation income taxes, the shareholders of an 'S' corporation include their respective shares of the Company's net income or loss in their individual income tax returns.

                                 ENTROPIN, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997



1.   Organization and summary of significant accounting policies (continued)
     -----------------------------------------------------------------------

     Deferred stock offering costs:

     Deferred stock offering costs represent costs incurred to December 31, 1997, in connection with the private placement of common stock, more fully discussed in Note 6. Costs incurred as of December 31, 1997 and additional costs incurred subsequent to that date, were charged against the proceeds of the offering.

     Patents:

     Patents are stated at cost less accumulated amortization which is calculated on a straight-line basis over the useful lives of the assets, estimated by management to average 17 years. Research and development costs and any costs associated with internally developed patents (with the exception of legal costs) are expensed in the year incurred. The recoverability of carrying values of intangible assets are evaluated on a recurring basis.

     Cash equivalents:

     For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Concentrations of credit risk:

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality financial institutions. At times during the years, the balance at any one financial institution may exceed FDIC limits.

2.   Related party transactions
     --------------------------

     Office Space:

     The Company presently uses part of an office facility and administrative services provided by a director and stockholder of the Company at no cost.

     Accounts receivable - stockholder:

     During 1994, the Company advanced $5,000 to a stockholder. The advance does not bear interest and is due on demand. The Company expects the advance to be paid in full.

     Advances - stockholders:

     During 1996 and 1997, the Company was advanced an aggregate of $73,873 by a stockholder from the stockholder's personal line of credit. The Company has agreed to pay all interest charges incurred by the stockholder resulting from the advances.

                                 ENTROPIN, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997



2.   Related party transactions (continued)
     --------------------------------------

     During 1997, the Company received advances from a stockholder totaling $15,000. The advances do not bear interest and are payable upon demand.

     Long-term debt - stockholders:

     Long-term debt - stockholders consisted of the following at December 31, 1996 and 1997:


                                                                        1996          1997
                                                                        ----          ----
     8% Note payable - stockholder, issued for cash advances,
           principal plus accrued interest due December 31,
           2000, unsecured                                          $  631,678     $  631,678

     8% Note payable - stockholder, issued for cash advances,
          principal plus accrued interest due December 31,
          2000, unsecured                                              178,000        178,000

     8% Note payable - stockholder, issued for past services,
          principal plus accrued interest due December 31, 2000,
          unsecured                                                    731,678        731,678

     Accrued interest payable                                           60,341        169,131
                                                                    ----------     ----------

                                                                    $1,601,697     $1,710,487
                                                                    ==========     ==========


     As described in Note 6, effective January 15, 1998, all above noted long-term debt plus accrued interest was converted to 1,710,487 shares of the Company's redeemable 8% non-voting, non-cumulative Series A Preferred Stock at $1 per share, for a total of $1,720,487 which represents the recorded amount of the liability at December 31, 1997.

3.   Redeemable preferred stock
     --------------------------

     In December 1997, the Board of Directors approved an amendment to the Articles of Incorporation to authorize 10,000,000 shares of $.001 par value preferred stock. 3,210,487 shares of the Company's preferred stock were designated as redeemable, non-voting, non-cumulative 8% Series A Preferred Stock (see Note 8). The annual 8% dividend is based upon a $1.00 per share value.

     The Series A Preferred Stock will be subject to mandatory redemption. The funds available for redemption will be equal to more than 20% but less than 50% of annual earnings, as determined annually by the Board of Directors, but not exceeding cash flow from operations and will automatically cancel in seven years if not fully redeemed. The Company may voluntarily redeem outstanding shares of preferred stock at $1 per share.

                                 ENTROPIN, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997




4.   Stockholders' equity
     --------------------

     Buy-sell agreement:

     On August 11, 1993, the Company entered into a buy-sell agreement with the existing stockholders which, among other provisions, requires stockholders desiring to sell or transfer shares to a person or entity other than an immediate family member to first submit a proposal of the sale or transfer and its terms to the Company. Pursuant to the agreement, the Company is entitled to a first right option to purchase some or all of the shares on the terms and price offered to the buyer after which, subject to certain provisions, all other individual shareholders may then purchase any remaining shares not purchased by the Company. The buy-sell agreement was cancelled January 15, 1998.

     Authorized capital:

     Pursuant to the recapitalization more fully described in Note 8, in December 1997, the Board of Directors approved an amendment to the Articles of Incorporation to increase the authorized common stock to 7,000,000 shares and to establish its par value at $.001 per share.

     Stock split:

     On December 10, 1997, the Board of Directors approved a 198.36-for-one stock split. Accordingly, all references to common shares including the number of shares (except shares authorized), stock option data, additional paid-in capital, and per share information have been retroactively restated to reflect the stock split, which presentation is consistent with the recapitalization of the Company (see Note 8).

     Private placement:

     As of December 31, 1997, the Company had commenced a private placement of 30 units (10,000 shares of its $.001 par value common stock per unit) at $27,500 per unit, $2.75 per share, which closed on January 15, 1998 with gross proceeds of $825,000 (see Note 8).

     Capital contributions:

     In December 1997, certain shareholders of the Company contributed a portion of their common stock to an individual providing business advisory and legal services to the Company (78,300 shares valued at $156,000, approximately $2.00 per share) and to the Chairman of the Pharmaceutical Sciences Department of a university as partial settlement for research and development services (259,042 shares valued at $518,000, approximately $2.00 per share). The expense and related capital contributions are reflected at December 31, 1997.

                                 ENTROPIN, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997



5.   Basic net loss per share:
     -------------------------

     Basic net loss per share is based on the weighted average number of shares outstanding during the periods, 5,220,000 shares. Diluted loss per share has not been presented as exercise of the outstanding stock options would have an antidilutive effect.

6.   Commitments and contingencies
     -----------------------------

     Compensation agreements:

     In 1993, the Company entered into a 30 year compensation agreement with I.B.C. limited partners owning 64.28% of the limited partnership. The
     I.B.C. Limited Partnership participated in the early development of Estrom(R) (the medicine) and owned the patent rights to three patents and all intellectual property rights. Under the terms of the Agreement, the Company acquired all of the patent and intellectual property rights in exchange for certain compensation to the limited partners, which is dependent upon the Company's receipt of a marketing partners technological access fee and royalty payments. The partnership was subsequently dissolved. Compensation under the agreement includes a bonus payment of $96,420 to be paid at the time the Company is reimbursed by a drug company for past expenses paid for development of the medicine, as well as 64.28% of a decreasing payment rate (3% to 1%) on cumulative annual royalties received by the Company. As of December 31, 1996 and 1997, no liabilities have been accrued with respect to this agreement.

     In a separate agreement with a former I.B.C. limited partner, the Company has agreed to pay the partner 35.72% of a decreasing earned payment (3% to 1% on cumulative annual sales of products by the Company) until October 10, 2004. From October 10, 2004 until October 10, 2014, the Company will pay the partner 17.86% of the earned payment. In accordance with the agreement, the Company has agreed to pay the former limited partner the amount of $40,000 and a minimum earned payment of $3,572 per calendar quarter beginning on December 31, 1989. Such minimum earned payment is to be evidenced by a promissory note issued each quarter and payable when the Company is either reimbursed for expenses paid for the development of the medicine or from the first income received from the Company from net sales of the medicine. The quarterly payments are to be applied against the earned payment to be received by the limited partner. As of December 31, 1996, and 1997, the total liability accrued with respect to this agreement totaled $111,440 and $155,495, respectively.

     Consulting Agreement:

     On March 12, 1996, the Company entered into a Consulting Agreement with a firm whereby the Company has to pay the firm a $50,000 success fee concurrent with the Company's signing of any agreement establishing a corporate partnership, product license, or any other agreement relating to

                                 ENTROPIN, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997



6.   Commitments and contingencies (continued)
     -----------------------------------------

     the marketing of the medicine. As of December 31, 1997, a payable of $25,000 has been recorded with respect to this agreement.

     Development of New Products Agreement:

     On January 26, 1987, the Company entered into a Development of New Products Agreement with a university whereby the university provides various services including research and development, product formulations, and clinical supply for the Company relating to its development of the medicine on a project by project basis. Prior to the commencement of each project, the Company and the university will mutually agree on the nature, type, and timing of each special project as well as the terms of compensation to the university. Under the agreement, the university is required to disclose to the Company all inventions, discoveries, or improvements conceived or made by the university and has agreed to assign all its interests to the Company.

     Compensation Agreement:

     During November 1997, the Company began negotiating with an individual regarding compensation for research and development services provided since the inception of the Company. In exchange for these services, the Company agreed to issue an 8% note payable to the individual in the principal amount of $1,500,000 maturing December 31, 2000. The Company has accrued related costs of $1,430,000 as of December 31, 1996, and increased the liability to $1,500,000 as of December 31, 1997. Subsequent to year end, the Company converted this obligation to 1,500,000 shares of its non-voting, non-cumulative redeemable 8% Series "A" preferred stock, at $1 per share (see Note 8). In addition, effective December 15, 1997 three stockholders of the Company agreed to transfer a portion of their common stock to provide the individual with approximately 5% of the outstanding common shares (see Note 4).

                                 ENTROPIN, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997



6.   Commitments and contingencies (continued)
     -----------------------------------------

     Development and Supply Agreement:

     On January 1, 1997, the Company entered into 10 year Development and Supply Agreements with Mallinckrodt, Inc. to develop all of the chemistry, manufacturing and controls to comply with the drug master file of the Food and Drug Administration as well as supply the bulk active product for marketing. In exchange for these services, Mallinckrodt will receive exclusive rights as a supplier of the bulk active product to the Company in North America. For the first year ended December 31, 1997, the contract price of the ingredient will be fixed based on the number of liters ordered by the Company. Subsequent to December 31, 1997, the cost per liter will be adjusted based on changes in the price of the components in the bulk active product.

     In addition, pursuant to the agreement, the Company has granted Mallinckrodt a right of first refusal to supply the Company's requirements of the bulk active product in all other parts of the world outside of North America.

     Management advisory services agreement:

     On October 28, 1997, the Company entered into a 3-year agreement with an organization providing management advisory services to the Company. The organization provides assistance in developing and implementing a strategic plan of merger or acquisition and for business and financial community relations. Simultaneous with the closing of any merger or acquisition arranged by the organization and on terms acceptable to the Company, the organization will receive two options to acquire 180,001 shares of the Company's common stock for $100 and $504,000, respectively (see Note 8). The options are exercisable for a five-year period. In addition, the organization received registration rights for the shares underlying the options.

7.   Financial instruments
     ---------------------

     The carrying values of cash, accounts receivable-shareholder, accounts payable and advances-shareholders approximated fair value due to the short-term maturities of these instruments.

     The Company believes that it is not practical to estimate a fair market value different from the carrying value of long-term debt. Long-term debt, excluding the deferred royalty agreement, was converted into redeemable preferred stock on January 15, 1998. Both the redeemable preferred stock and the deferred royalty agreement have numerous features unique to these securities and agreements as described in Notes 3 and 6.

8.   Subsequent events
     -----------------

     Recapitalization:

     On December 9, 1997, the Company entered into an agreement and plan of merger with Vanden Capital Group, Inc. (Vanden) to exchange all of the issued and outstanding common shares of the Company, in exchange for 5,220,000 shares of Vanden's $.001 par value common stock.

     Pursuant to the agreement, Vanden agreed to have cash of $220,000 and no unpaid liabilities at the effective date of the transaction. The exchange was consummated on January 15, 1998. As a condition precedent to the exchange, the Company successfully raised gross proceeds of $825,000 through a private placement of its common stock (see Note 3).

     Following the exchange, the Company's shareholders own approximately 95% of the outstanding common stock of Vanden. The acquisition has been accounted for as a recapitalization of the Company based upon historical cost. Accordingly, the number authorized and issued common shares, par value of common stock and additional paid-in capital have been restated on the balance sheet and the statement of stockholders' equity to give retroactive effect to the recapitalization.

     Issuance of preferred stock:

     On January 15, 1998, the Company issued 3,210,487 shares of its Series A redeemable non-voting, non-cumulative 8% preferred stock in exchange for an aggregate $1,710,487 of notes payable to shareholders and accrued interest, and the $1,500,000 compensation agreement (see Notes 2 and 6).

     Issuance of common stock:

     In connection with the recapitalization effected on January 15, 1998, the Company issued 180,001 shares of its $.001 par value common stock to an unrelated entity for cash of $100 as required by the management advisory services contract (see Note 6).

     License agreement:

     In January 1998, the Company entered into an agreement with a director of the Company, whereby the Company granted the director a non-exclusive right to make, import and use the Company's product, Esterom(R), under the Company's licensed patents and to use the Company's confidential information to develop new products that contain the same active ingredients as Esterom(R), but are formulated differently. All rights to the improved products will remain the exclusive property of the Company and the director will receive a two percent royalty on the net sales of all improved products, and a negotiated royalty on new products. The expiration date of this agreement is January 1, 2003.

                                 ENTROPIN, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997



8.   Subsequent events (continued)
     ----------------------------

     Change in tax status:

     The consummation of the stock exchange with Vanden and the issuance of preferred stock in January 1998, resulted in a change in the Company's tax status from an S corporation to a taxable corporation. The effect of the change would be to provide for income tax based upon reported results of operations, and to provide deferred tax assets and liabilities on temporary differences between reported earnings and taxable income. Since the Company has had losses since inception, no change in the results of operations would have occurred, assuming the change in status occurred at the beginning of the periods presented.

     Unaudited pro forma combined balance sheet:

     The following table presents the unaudited pro forma combined balance sheet of the Company and Vanden as though the combination had occurred on December 31, 1997, giving effect to the recapitalization, the private placement and the other subsequent events described above.

     Assets:
         Current assets                               $1,034,247
         Other assets
                                                         266,456
                                                      ----------
                                                      $1,300,703
                                                      ==========
     Liabilities and stockholders' equity:
         Current liabilities                          $  428,686
         Other liabilities                               155,495
         Redeemable preferred stock                    3,210,487
         Stockholders' equity (deficit)               (2,493,965)
                                                      ----------
                                                      $1,300,703
                                                      ==========


9.   Proposed management agreement
     -----------------------------

     During March 1998, the Company has been negotiating an agreement with a company experienced in managing pharmaceutical development , including providing assistance in taking pharmaceutical products to the FDA and through the clinical trials and New Drug Application stages of development. The agreement is proposed to have a 33 month term, at the end of which the Company's primary product, Esterom(R), may be approved for marketing. The Company would be required to pay management fees of approximately $900,000 over the term of the agreement, as well as grant stock options to the company within thirty days after execution of the agreement to purchase 450,000 shares of Entropin common stock. The options will have a term of five years from the grant date and an exercise price of $1.50. The options will be exercisable in varying amounts on dates ranging from August 1998 to December 2000.

                         UNAUDITED PRO FORMA INFORMATION
                         -------------------------------



On December 9, 1997, Vanden Capital Group, Inc. (Vanden) entered into an agreement and plan of merger to acquire all of the issued and outstanding shares of Entropin Inc. (Entropin) in exchange for 5,220,000 shares of Vanden $.001 par value common stock and $220,000 in cash.

After  the  exchange   Entropin   shareholders  own  approximately  95%  of  the
outstanding common stock of the surviving company. The Entropin shareholders have appointed a new Board of Directors who have in turn elected new officers.

Entropin is a pharmaceutical research company developing Estrom(R), a topically applied compound for the treatment of impaired range of motion associated with acute lower back sprain and acute painful shoulder.

The following unaudited pro forma combined balance sheet and unaudited pro forma combined statement of stockholders' equity (deficit) assume the exchange occurred on December 31, 1997 and combines the financial positions of Vanden as of November 30, 1997, and Entropin as of December 31, 1997, using the assumptions described in the accompanying notes. Since Entropin is the predominant entity, this combination is accounted for as a recapitalization of Entropin.

The unaudited pro forma results of the combined operations of Vanden and Entropin are not presented because the combination is accounted for as a recapitalization at historical cost, not a business combination.

Vanden received shareholder approval to effect the recapitalization and to amend its Articles of Incorporation to change Vanden's name to Entropin Inc., effective January 15, 1998.


                            UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                        December 31, 1997

                                       "Vanden"      "Entropin"          Pro forma     Pro forma
                                      Historical     Historical          Adjustments   Combined
                                      ----------     ----------          -----------   --------

                                                 ASSETS
                                                 ------
Current assets:
   Cash                              $  307,301     $      291  (D)      $  808,856
                                                                (A)         (87,201)   $1,029,247
   Accounts receivable                        -          5,000                   -          5,000
                                     ----------     ----------           ----------    ----------

     Total current assets               307,301          5,291              721,655     1,034,247

Deferred offering costs                       -         10,746  (D)         (10,746)            -

Patent costs, net of
     amortization                             -        266,456                    -       266,456
                                     ----------     ----------           ----------    ----------

                                     $  307,301     $  282,493           $  710,909    $1,300,703
                                     ==========     ==========           ==========    ==========

                              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                              ----------------------------------------------

Current liabilites:
   Accounts payable                  $   12,643     $  329,813  (A)      $  (12,643)   $  329,813
   Advances-stockholders                      -         98,873                    -        98,873
                                     ----------     ----------           ----------    ----------

     Total current liabilites            12,643        428,686              (12,643)      428,686

Long-term debt:
   Stockholders                               -      1,710,487  (E)      (1,710,487)            -
   Deferred royalty agreement                 -        155,495                    -       155,495
   Compensation agreement                     -      1,500,000  (E)      (1,500,000)            -
                                     ----------     ----------           -----------    ---------

     Total long-term debt                     -      3,365,982           (3,210,487)      155,495

Redeemable preferred stock                    -              -            3,210,487     3,210,487

Stockholders' equity (deficit):
   Preferred stock                            -              -                    -             -
   Common stock                           9,002          5,220               (8,222)        6,000

   Additional paid-in capital           687,469      1,043,780              329,961     2,061,210

   Deficit accumulated during
     the development stage             (401,813)    (4,561,175)             401,813    (4,561,175)
                                     ----------     -----------          ----------    ----------

      Total stockholders'
         equity (deficit)               294,658     (3,512,175)             723,552    (2,493,965)
                                     ----------     ----------           ----------    ----------

                                     $  307,301     $  282,493           $  710,909    $1,300,703
                                     ==========     ==========           ==========    ==========

            UNAUDITED PRO FORMA COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                       December 31, 1997

                                        "Vanden"     "Entropin"          Pro forma     Pro forma
                                        Historical   Historical          Adjustments   Combined
                                        ----------   ----------          -----------   ---------
Series A redeemable preferred
   stock, $.001 par value;
    3,210,487, shares issued
    and outstanding                    $      -     $         -     (E)  $3,210,487   $ 3,210,487
                                       ========     ============          ==========  ===========

Stockholders' equity (deficit):
   Preferred stock, $.001 par
     value; 10,000,000 shares
     authorized, Series A
     reported above                    $      -     $         -          $        -   $         -

   Common  stock,  $.001  par  value;
     50,000,000  shares  authorized,
     300,050 (Vanden), 5,220,000
     (Entropin) and 6,000,051 (combined)
     shares issued and outstanding        9,002           5,220     (B)      (8,702)
                                                                    (D)         300
                                                                    (A)         180         6,000

   Additional paid-in capital           687,469       1,043,780     (B)       8,702
                                                                    (C)    (476,471)
                                                                    (D)     797,810
                                                                    (A)         (80)    2,061,210
   Deficit accumulated
     during the
     development stage                 (401,813)     (4,561,175)    (A)     (74,658)
                                                                    (C)     476,471    (4,561,175)
                                       --------     -----------          ----------   -----------
Total stockholders' equity
   (deficit)                           $294,658     $(3,512,175)         $  723,552   $(2,493,965)
                                       ========     ============         ==========   ============

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


The pro forma adjustments assume the reverse split of Vanden common stock at 1 share for 300 shares, the issuance of 5,220,000 shares of Vanden's $.001 par value common stock in exchange for the 5,220,000 issued and outstanding shares of Entropin's common stock, the private placement of 300,000 shares of common stock at $2.75 per share, the issuance of 180,001 shares of common stock pursuant to exercise of stock option issued in connection with recapitalization and the issuance of 3,210,487 shares of the Series "A" preferred stock at $1 per share.

The acquisition is accounted for as recapitalization of Entropin and therefore, assets and liabilities are combined at historical cost.

The following is a summary of the adjustments required based upon the above assumptions.

A. Record additional costs incurred to effect the exchange and payment of existing Vanden liabilities, including issuance of 180,000 shares of common stock.

B. Reverse split of Vanden common stock at 1 share for 300 shares and the increase par value thereof from $.0001 per share to $.001 per share.

C.   Issuance of Vanden common stock in exchange for Entropin common stock.

D. Issuance of 300,000 shares of the Company's common stock at $2.75 per share pursuant to a private placement effective January 15 1998, gross proceeds of $825,000 less offering and merger expenses of $26,890.

E. Issuance of 3,210,487 shares of $.001 par value preferred stock in exchange for notes payable and accrued interest of $1,710,487 and compensation agreement of $1,500,000.